UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, the board of directors of WellCare Health Plans, Inc. (the “Company”) elected Mr. Alexander R. Cunningham Chief Executive Officer of the Company, effective December 28, 2009.  Mr. Cunningham, age 42, currently serves as President of the Company’s Florida and Hawaii Division, where he is responsible for the Company’s Florida and Hawaii operations.  He has served in various capacities with the Company since joining in 2005 as Vice President of Business Development.  Prior to joining the Company, Mr. Cunningham served as Vice President of Business Development and Compliance at WellPoint Health Networks, Inc.

As previously announced, on December 28, 2009, Mr. Heath G. Schiesser will depart the Company and step down as our President and Chief Executive Officer and from our Board of Directors.

A copy of the Company’s press release announcing Mr. Cunningham’s election is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are furnished as part of this report:

99.1	Press Release of the Company issued December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company issued December 21, 2009.